Exhibit 1
JOINT FILING AGREEMENT
          Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees, as of December 20, 2007, that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Neurocrine Biosciences, Inc., and such statement to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

RA CAPITAL BIOTECH FUND, L.P.

By:	/s/ Richard H. Aldrich

Richard H. Aldrich
Manager

RA CAPITAL BIOTECH FUND II, L.P.

By:	/s/ Richard H. Aldrich

Richard H. Aldrich
Manager

RA CAPITAL MANAGEMENT, LLC

By:	/s/ Richard H. Aldrich

Richard H. Aldrich
Manager

RICHARD H. ALDRICH

/s/ Richard H. Aldrich

PETER KOLCHINSKY

/s/ Peter Kolcinsky